Distribution Agreement - Entranet Limited & Entranet Inc.

This Agreement is effective this 30th day of June, 2014 (“Effective Date”), by and between Entranet Limited, a corporation organized and existing under the laws of Greece (“Manufacturer”), and Entranet Incorporated, a corporation organized and existing under the laws of the United States (“Distributor”).

WITNESSETH

WHEREAS Manufacturer wishes to appoint Distributor to sell the Product in the United States and Europe, and Distributor is willing and able to import, promote, distribute, and sell Product under the Trademarks in the United States and Europe.

NOW, THEREFORE, the parties, under ARTICLE XIX of the Distribution Agreement, intending to be legally bound agree to AMEND the following:

The sole purpose of this addendum is to include the distribution of Entranet Limited products and services, a company formed under the laws of Greece, in Europe by Entranet, Inc., a corporation formed under the laws of the United States. The following provision have been modified to include the territorial area Europe.

1.1 Product or Products means any and all Entranet Limited products and services available to the U.S. and European markets under this agreement and the laws of the U.S.

4.1 Distributor shall register the Product with the regulatory authorities of the United States and applicable European nations, if necessary.

5.1 Distributor agrees that Manufacturer shall be Distributor’s sole supplier of Products and agrees that it will distribute only Products in the United States and Europe purchased from Manufacturer.

8.1 Distributor undertakes at its own expense to actively promote the Products in the United States by the best legal and appropriate means and to retain appropriate sales staff and representatives to assure an effective promotion of the Products. Distributor shall further place, at its own expense, promotional advertisement and marketing materials for on the Products.

10.3 Distributor agrees to use its best efforts to successfully market and distribute Products from Manufacturer in the United States and Europe on a continuing basis during the term of this Agreement and to comply with good business practices and all laws and regulations relevant to this Agreement or the subject matter hereof.

Any and all other provisions made not listed above to this Agreement shall only be valid if they are dually recognized as to include the territorial distribution of Europe by Entranet, Inc.

IN WITNESS WHEREOF the parties hereto have caused these presents to be executed in triplicate by their duly authorized officers.

For Manufacturer: Entranet Limited	For Distributor: Entranet Incorporated
/s/ Eleftherios Papageorgiou	/s/ Eleftherios Papageorgiou
By: Eleftherios Papageorgiou	By: Eleftherios Papageorgiou
Date: 6/30/2014	Date: 6/30/2014